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                                                              EXHIBIT 23.02

                   INDEPENDENT AUDITORS' REPORT



To the Board of Directors
  and Stockholders
Steven Madden, Ltd. and
  Subsidiaries
New York, New York


     We have audited the accompanying consolidated balance sheet of Steven Madden, Ltd. and subsidiaries as at December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Steven Madden, Ltd. and subsidiaries at December 31, 1995, and the consolidated results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

New York, New York
February 23, 1996